Exhibit 24(a)(2)

DUKE ENERGY CORPORATION

Power of Attorney

Registration Statement on Form S-3

The undersigned officers of Duke Energy Corporation, a Delaware corporation, do each hereby constitute and appoint Steven K. Young, Stephen G. De May, David S. Maltz and Robert T. Lucas III, and each of them, to act as attorneys-in-fact for and in the respective names, places and stead of the undersigned, to execute, seal, sign and file with the Securities and Exchange Commission a registration statement or registration statements of said Duke Energy Corporation on Form S-3 and any and all amendments thereto, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.

Executed as of the 25th day of September, 2013.

SIGNATURE	TITLE

/s/ Steven K. Young	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Steven K. Young

/s/ Brian D. Savoy	Vice President, Controller and Chief Accounting Officer
Brian D. Savoy	(Principal Accounting Officer)